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                                                                 Exhibit (a)(ii)

                              SEASONS SERIES TRUST

                    ESTABLISHMENT AND DESIGNATION OF CLASSES

         The undersigned, being a majority of the Trustees of Seasons Series Trust (hereinafter referred to as the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts Business Trust, HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 6.10 of the Declaration of Trust of the Trust, dated October 11, 1995 (hereinafter, as amended, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, through a Unanimous Written Consent, dated July 31, 2002, the Declaration of Trust is amended as follows:

         (1) That the shares of beneficial interest of each existing series of Seasons Series Trust (the "Trust"), namely Multi-Managed Growth Portfolio, Multi-Managed Moderate Growth Portfolio, Multi-Managed Income/Equity Portfolio, Multi-Managed Income Portfolio, Asset Allocation: Diversified Growth Portfolio, Stock Portfolio, Large Cap Growth Portfolio, Large Cap Composite Portfolio, Large Cap Value Portfolio, Mid Cap Growth Portfolio, Mid Cap Value Portfolio, Small Cap Portfolio, International Equity Portfolio, Diversified Fixed Income Portfolio, Cash Management Portfolio, Focus Growth Portfolio, Focus Growth and Income Portfolio, Focus TechNet Portfolio and Focus Value Portfolio (each a "Portfolio" and collectively, the "Portfolios"), $.01 par value, are hereby divided into three classes of shares, which are designated Class 1, Class 2 and Class 3.

         (2) That as of the date indicated below, the shares of beneficial interest of each existing series of the Trust, namely the Portfolios, previously issued and outstanding as Class A and Class B shares, are hereby redesignated as Class 1 and Class 2 shares, respectively.

         (3) That the power of the Trustees of the Trust to invest and reinvest the property of the Portfolios shall be governed by Section 3.2 of the Declaration of Trust of the Trust.

         (4) That except to the extent otherwise provided by the Declaration of Trust, the Class 1, Class 2 and Class 3 shares of the Portfolios, and any other series of the Trust's shares of beneficial interest (unless otherwise provided in this Establishment and Designation or other charter document classifying or reclassifying such shares) shall represent an equal and proportionate interest in the assets belonging to the applicable series (subject to the liabilities of that series) and each share of a particular series shall have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; provided, however, that notwithstanding anything in the Declaration of Trust to the contrary:

                  (a) the Class 1, Class 2 and Class 3 shares may be issued and sold subject to different sales loads, charges or other fees, whether initial, deferred or contingent, or any combination thereof, as the Board of Trustees may from time to time establish in accordance

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with the Investment Company Act of 1940, as amended ("1940 Act") and the Conduct
Rules adopted by NASD Regulation, Inc.;

                  (b) the expenses, costs, charges, fees and other liabilities which are determined by or under the supervision of the Board of Trustees of the Trust to be attributable to a particular class of shares of a particular series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) may be charged to that class and appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions on, the shares of the applicable class; and

                  (c) the Class 1, Class 2 and Class 3 shares of the Portfolios may have such different exchange rights as the Board of Trustees of the Trust shall provide in compliance with the 1940Act.

         The actions contained herein shall be effective November 11, 2002.

         IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series and Classes (which may be on one or more separate counterparts) as of the 31st day of July, 2002.

          /s/ Carl D. Covitz                       /s/ Gilbert T. Ray
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            Carl D. Covitz                           Gilbert T. Ray
   As Trustee and not individually          As Trustee and not individually

          /s/ Jana W. Greer                        /s/ Allan L. Sher
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            Jana W. Greer                            Allan L. Sher
   As Trustee and not individually          As Trustee and not individually

         /s/ Monica C. Lozano                    /s/ Bruce G. Willison
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           Monica C. Lozano                        Bruce G. Willison
   As Trustee and not individually          As Trustee and not individually

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